UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Effective on June 3, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”), issued 192,308 shares of restricted common stock to a third party consultant in consideration for professional relations services and consulting services agreed to be rendered to the Company pursuant to the agreement, which has a term through May 23, 2025. Additional compensation payable pursuant to the terms of the agreement include $15,000 in cash per month, and $50,000 of shares of common stock due after (a) the first six months and (b) first nine months of the term. All shares are earned upon issuance. The issuance of the shares of common stock to the consultant were, and will be, exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not/will not involve a public offering, the recipient took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipient is an “accredited investor”. The securities are/will be subject to transfer restrictions, and the certificates or book-entry records evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Equity Compensation Awards

Effective on June 3, 2024, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 1,250,000 fully-vested and earned shares of Company common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan (the “Plan”), in consideration as a bonus for 2024 (Mr. Cohen) and services rendered during 2024 (each other recipient), to certain officers, an employee and the Company’s directors. The Plan has been registered on Form S-8 Registration Statements previously filed by the Company.

Included as part of the issuances was the issuance of the following shares of common stock to officers and directors of the Company:

Recipient	Position With Company	Shares
Jacob D. Cohen	Chief Executive Officer and Chairman	800,000
Amanda Hammer	Chief Operating Officer	100,000
Kenny Myers	Director	100,000
Alex Hamilton	Director	100,000
Lorraine D’Alessio	Director	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: June 5, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer